As filed with the Securities and Exchange Commission on December 20, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MANDALAY DIGITAL GROUP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	22-2267658
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

2811 Cahuenga Blvd. West

Los Angeles, CA 90068

(323) 472-5461

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

________

AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

 ________

Peter Adderton

Chief Executive Officer

2811 Cahuenga Blvd. West

Los Angeles, CA 90068

(323) 472-5461

(Name, address, including zip code, telephone number, including area code, of agent for service)

________

Copies to:

Ben D. Orlanski, Esq.

Scott A. Schwartz, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Blvd.

Los Angeles, CA 90064

(310) 312-4126

(310) 312-4224 — Facsimile

 ________

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, non-accelerated filer or smaller reporting company. See definition of “large accelerated filer, accelerated filer and smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.0001 par value per share to be issued upon exercise of options under the Registrant’s Amended and Restated 2011 Equity Incentive Plan (2)	2,600,200	$3.18	$8,268,636	$1,065.00
Common stock, $0.0001 par value per share to be issued under the Registrant’s Amended and Restated 2011 Equity Incentive Plan (3)(4)	17,093,133	$2.44	$41,707,245	$5,371.89

(1)	This Registration Statement covers, in addition to the number of shares of the Registrant’s common stock the (“Common Stock”) stated above, such indeterminate number of any additional shares of the Common Stock that may become issuable under the Registrant’s Amended and Restated 2011 Equity Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or other similar transaction that results in an increase in the number of outstanding shares of the Common Stock effected without the Registrant’s receipt of consideration.
(2)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $3.18 represents the weighted average exercise price for outstanding options as of December 19, 2013.
(3)	This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price of $2.44 represents the average of the high and low sales price of a share of the Common Stock as reported on the NASDAQ Capital Market on December 16, 2013.
(4)	Represents 20,000,000 shares of Common Stock available for issuance under the Plan, less shares of Common Stock underlying options granted, less 306,667 shares of restricted stock not covered by this registration statement.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Mandalay Digital Group, Inc. (the “Company”) with the Commission are incorporated herein by reference:

(a) The Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, filed with the Commission on July 1, 2013 as amended by Amendment No. 1 to Form 10-K, filed with the Commission on July 2, 2013.

(b) The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the Commission on August 14, 2013.

(c) The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, filed with the Commission on November 14, 2013.

(d) The Company’s Current Reports on Form 8-K, filed with the Commission on April 12, 2013, April 18, 2013, May 30, 2013, May 31, 2013, June 11, 2013, June 26, 2013, June 27, 2013, July 12, 2013, July 17, 2013, August 15, 2013, August 23, 2013, September 17, 2013, September 24, 2013, September 27, 2013, and November 29, 2013, and the Company’s Amendments No. 1 to Form 8-K, filed with the Commission on April 17, 2013, May 30, 2017, June 26, 2013, and July 12, 2013.

(e) The description of the Common Stock included in the Company’s Registration Statement on Form 8-A filed with the Commission on June 6, 2013.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not Applicable.

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Item 5.	Interests of Named Experts and Counsel.

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Manatt, Phelps & Phillips, LLP owns 552,857 shares of Common Stock and warrants to purchase an additional 23,214 shares of Common Stock.

Item6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the Delaware Law, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the Delaware Law provides that they are not exclusive of other indemnification that may be granted by a corporation’s charter, bylaws, disinterested director vote, stockholders vote, agreement or otherwise. The limitation of liability contained in the Company’s certificate of incorporation, as amended, and the indemnification provision included in the Company’s bylaws, as amended, are consistent with Delaware Law Sections 102(b)(7) and 145. The Company has purchased directors and officers liability insurance.

Section 145 of the Delaware Law authorizes court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company’s certificate of incorporation, as amended, and the Company’s bylaws, as amended, provide for indemnification of the Company’s directors, officers, employees and other agents to the maximum extent permitted by the Delaware Law. In addition, the Company has entered into indemnification agreements with its officers and directors in the ordinary course.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following documents are filed as exhibits to this registration.

Exhibit Number	Description
5.1	Opinion of Manatt, Phelps & Phillips, LLP*
10.1	Amended and Restated 2011 Equity Incentive Plan*
10.2	Amendment No. 1 to Amended and Restated 2011 Equity Incentive Plan*
10.3	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement*
10.4	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement*
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
23.2	Consent of SingerLewak LLP, Independent Registered Public Accounting Firm*
24.1	Powers of Attorney (included on the signature page hereof)*

*Filed herewith

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Item 9.	Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no greater than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on December 20, 2013.

MANDALAY DIGITAL GROUP, INC.

By:	/s/ Peter Adderton
Name:	Peter Adderton
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Peter Adderton and Jeffrey Klausner and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and any amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in fact and agents or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Adderton	Chief Executive Officer and Director	December 19, 2013
Peter Adderton	(Principal Executive Officer)

/s/ Jeffrey Klausner	Chief Financial Officer	December 19, 2013
Jeffrey Klausner	(Principal Financial and Accounting Officer)

/s/ Paul Schaeffer	Director	December 19, 2013
Paul Schaeffer

/s/ Christopher Rogers	Director	December 19, 2013
Christopher Rogers

/s/ Peter Guber	Chairman of the Board	December 19, 2013
Peter Guber

/s/ Rob Deutschman	Director	December 19, 2013
Rob Deutschman

/s/ Jeff Karish	Director	December 19, 2013
Jeff Karish

S-1

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Manatt, Phelps & Phillips, LLP*
10.1	Amended and Restated 2011 Equity Incentive Plan*
10.2	Amendment No. 1 to Amended and Restated 2011 Equity Incentive Plan*
10.3	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Stock Option Agreement*
10.4	Amended and Restated 2011 Equity Incentive Plan Notice of Grant and Restricted Stock Agreement*
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
23.2	Consent of SingerLewak LLP, Independent Registered Public Accounting Firm*
24.1	Powers of Attorney (included on the signature page hereof)*

*Filed herewith